Exhibit 10.2

AGREEMENT TO TERMINATE VOTING AGREEMENT

THIS AGREEMENT ( this “Agreement”) is entered into as of April 14, 2009 (the “Termination Date”), by and among each of the persons listed under the caption “The AAI Group” on the signature pages hereto (the “AAI Group”), each of the persons listed under the caption “The Founders Group” on the signature pages hereto (the “Founders Group”), and American Apparel, Inc. (f/k/a Endeavor Acquisition Corp.), a Delaware corporation (the “Company”).  Capitalized terms used but not defined herein have the respective meanings set forth in the Voting Agreement (as defined below).

WHEREAS, the AAI Group, the Founders Group and the Company entered into that certain Voting Agreement, dated as of December 12, 2007 (the “Voting Agreement”), relating to the voting by the AAI Group and the Founders Group of shares of common stock, par value $0.0001 per share, of the Company (“Common Stock”), owned beneficially or of record by the AAI Group and the Founders Group; and

WHEREAS, the parties hereto desire to terminate the Voting Agreement in its entirety.

NOW, THEREFORE, in consideration of the premises and of the mutual agreements and covenants set forth herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

TERMINATION

SECTION 1.01        Termination of Voting Agreement.  Each of the members of the AAI Group, each of the members of the Founders Group and the Company hereby agree that the Voting Agreement and all of the respective parties’ obligations thereunder shall terminate and be of no further force and effect as of the Termination Date.

ARTICLE II

GENERAL PROVISIONS

SECTION 2.01        Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

SECTION 2.02        Governing Law.  This Agreement shall be governed by, and construed in accordance with, the law of the State of Delaware applicable to contracts executed in and to be performed in that State.

SECTION 2.03        Counterparts.  This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

AMERICAN APPAREL, INC.

By:	/s/ Dov Charney
Name: Dov Charney
Title: President and Chief Executive Officer

STOCKHOLDERS:

The Founders Group:

/s/ Jonathan J. Ledecky
JONATHAN J. LEDECKY

CULLEN EQUITIES UK LIMITED

By:	/s/ Eric Watson

/s/ Jay H. Nussbaum
JAY H. NUSSBAUM

/s/ Kerry Kennedy
KERRY KENNEDY

/s/ Robert B. Hersov
ROBERT B. HERSOV

/s/ Edward J. Mathis
EDWARD J. MATHIS

/s/ Richard Y. Roberts
RICHARD Y. ROBERTS

[Signature Page to Agreement to Terminate Voting Agreement]

The AAI Group:

/s/ Dov Charney
DOV CHARNEY